UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 20, 2017

(Date of earliest event reported)

IBM CREDIT LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55786	22-2351962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS employer identification number)

Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

914-765-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2017, International Business Machines Corporation (“IBM”) and IBM Credit LLC (“IBM Credit”) (IBM and IBM Credit shall be referred to collectively herein as the “Borrowers”) entered into a $2.5 billion 364-Day Credit Agreement, and a $2.5 billion Three-Year Credit Agreement (collectively the “New Credit Agreements”).

The New Credit Agreements are entered into among the Borrowers, the several banks and other financial institutions from time to time parties to the New Credit Agreements (the “Lenders”) as defined in the New Credit Agreements, JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank N.A., Royal Bank of Canada and Mizuho Bank, Ltd., as Syndication Agents and the Documentation Agents named therein.

The New Credit Agreements permit the Borrowers to borrow up to an aggregate of $5 billion on a revolving basis. Neither Borrower is a guarantor or co-obligor of the other Borrower under the New Credit Agreements. Subject to certain conditions stated in the New Credit Agreements, the Borrowers may borrow, prepay and re-borrow amounts under the New Credit Agreements at any time during the term of the New Credit Agreements.  Funds borrowed may be used for the general corporate purposes of the Borrowers. Interest rates on borrowings under the New Credit Agreements will be based on prevailing market interest rates, as further described in the New Credit Agreements. The New Credit Agreements contain customary representations and warranties, covenants, events of default, and indemnification provisions.

The foregoing description of the New Credit Agreements do not purport to be complete, and is qualified in its entirety by reference to the full text of the New Credit Agreements, which are filed as Exhibits 10.1 and 10.2 to this report and incorporated by reference herein.

In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Borrowers for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01. Other Events.

IBM Credit filed a Form 10 Registration Statement on May 5, 2017 (the Form 10) and Amendment No. 1 to the Form 10 on June 22, 2017 (Amendment No. 1, and together with the Form 10, the Form 10/A), which contained the Audited Combined Financial Statements for the years ended December 31, 2016, 2015 and 2014 and the Unaudited Combined Financial Statements for the three months ended March 31, 2017 and 2016. During the second quarter of 2017, certain non-U.S. affiliates of IBM Credit became subsidiaries of IBM Credit, which are now reported on a consolidated basis. The Audited Consolidated Financial Statements for the years ended December 31, 2016, 2015 and 2014 and the Unaudited Consolidated Financial Statements for the three months ended March 31, 2017 and 2016 (collectively, the Consolidated Financial Statements), filed as Exhibit 99.1 to this report, represent the change in presentation from combined to consolidated, which consisted of changes to the titles of the financial statements, the titles of certain financial statement line items and, within the notes to the financial statements, references to the conversion from combined to consolidated financial statements. There has been no impact to the amounts presented in the financial statements and notes, other than those changes required for the consolidated presentation format.

The Consolidated Financial Statements also include IBM Credit’s Selected Quarterly Data for 2016 and 2015, which was not included in the Form 10/A. The information in Exhibit 99.1 does not reflect any other events occurring after IBM Credit filed Amendment No. 1 on June 22, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

10.1

$2,500,000,000 364-Day Credit Agreement dated as of July 20, 2017 among International Business Machines Corporation and IBM Credit LLC, as Borrowers, The Several Lenders from Time to Time Parties to such Agreement, JP Morgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank N.A., Royal Bank of Canada and Mizuho Bank, Ltd., as Syndication Agents, and the Documentation Agents named therein.

10.2

$2,500,000,000 Three-Year Credit Agreement dated as of July 20, 2017, among International Business Machines Corporation and IBM Credit LLC, as Borrowers, The Several Lenders from Time to Time Parties to such Agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank, N.A., Royal Bank of Canada and Mizuho Bank, Ltd., as Syndication Agents, and the Documentation Agents named therein.

99.1

IBM Credit LLC and Subsidiaries Audited Financial Statements for the years ended December 31, 2016, 2015 and 2014 and IBM Credit LLC and Subsidiaries Unaudited Financial Statements for the three months ended March 31, 2017 and 2016, including Selected Quarterly Data for 2016 and 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 25, 2017

	By:	/s/Adam Wilson
Adam Wilson
Vice President, Finance